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John W. Hlywak, Jr. (Investors)        Jay Higham (Media/Physicians)
Senior Vice President & CFO            Senior Vice President of Marketing

IntegraMed America, Inc.               IntegraMed America, Inc.
(914) 251-4143                         (914) 251-4127

email:  jhlywak@integramed.com         email:  jhigham@integramed.com
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Web Address:  http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
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(212) 838-3777
Bruce Voss (bvoss@lhai.com)
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(310) 691-7100
www.lhai.com
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            INTEGRAMED AMERICA EXPANDS NETWORK INTO DALLAS/FT. WORTH

Purchase, NY, December 11, 2002 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that it has signed an exclusive agreement with Bedford, Texas based Center for Assisted Reproduction ("Center") to offer IntegraMed FertilityDirect(TM) products and services to the Center's patient population. Under the terms of the agreement, the Center joins IntegraMed's growing national network and has access to the Company's growing inventory of patient and business services. The Center is the leading provider of advanced fertility services in the greater Dallas/Ft. Worth, Texas area.

Led by Kevin Doody, MD and Kathleen Doody, MD, the Center offers a full range of fertility services including assisted reproductive technology ("ART") services in a modern, state of the art facility. The Center opened its doors in 1989 and has grown to be one of the largest providers of ART services in all of Texas. Currently, the Center serves about 100 patients per day. In August 2001 Anna Chan Nackley, MD joined the Center to help absorb the growing patient demand.

Under the terms of the agreement, IntegraMed is committed to distribute its patient and business service offerings exclusively through the Center in the greater Dallas/Ft. Worth, TX marketplace. Initially, the focus of distribution is on the Company's patient-oriented offerings including the Shared Risk Refund program, IntegraMed Pharmaceutical Services, and the Company's Internet marketing services. In addition, the Center has the exclusive right to access a full portfolio of other products and services that the Company makes available to its growing network of Affiliated fertility centers.

With the addition of the Center, IntegraMed has contracted with six new Affiliated fertility centers in 2002, dropped two and converted one to a full Business Services contract. IntegraMed's provider network is now comprised of 46 locations serving 18 of the top 50 markets in the United States where 80% of U.S. infertility services are provided. As currently configured, this high quality provider network now effectively provides coverage for 43% of the total national infertility services performed in the United States.

"Over the last 12 months since we launched a national direct-to-consumer marketing and branding program, we have received more inquiries from prospective patients in the State of Texas than from any other State," said Gerardo Canet, President and CEO of IntegraMed. "Successfully affiliating with the Center of Assisted Reproduction in the Dallas/Ft. Worth market will allow us to greatly expand the number of patients who are able to take advantage of our Shared Risk Refund financing program and the IntegraMed Pharmaceutical Services program. In addition, we are committed to providing the Center with other products and services that will help them to solidify their leadership position in their marketplace," added Mr. Canet.

"During the last few years we have carefully watched IntegraMed's progress in developing and supporting patient-friendly services," said Kevin Doody, MD, Medical Director of the Center for Assisted Reproduction. "Our patients are now asking for the services that IntegraMed offers and we are convinced that this affiliation will bring new services to the Dallas/Ft. Worth market. Finally, we can't help but notice that IntegraMed is systematically affiliating with the leading providers in each major market across the United States and that those providers have benefited greatly from the affiliation."

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; operates www.integramed.com, an award-winning infertility Web site; and conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability at Reproductive Science Centers managed by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).



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